TWFG Inc. Appoints Eugene Padgett to Join Its Leadership Team as Chief Accounting Officer THE WOODLANDS, Texas, January 23, 2025 (PR NEWSWIRE) – TWFG, Inc. (NASDAQ: TWFG), announced today that Eugene “Gene” Padgett, former Senior Vice President and Chief Accounting Officer with U.S. Silica, has joined TWFG’s Leadership Team as Chief Accounting Officer. He brings to TWFG over 30 years of progressive experience in accounting and financial management across diverse industries, and a strong track record of enhancing organizational performance through strategic financial planning, SEC reporting, and compliance. He will report to Janice Zwinggi, Chief Financial Officer. About TWFG TWFG Inc. (NASDAQ: TWFG) is a high-growth, independent distribution platform for personal and commercial insurance licensed in all 50 states and represents hundreds of insurance carriers that underwrite personal lines and commercial lines risks. For more information, please visit twfg.com. PR Contact: Alex Bunch for TWFG Email: alex@twfg.com